EXHIBIT 10.1
NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

QUMU CORPORATION
AMENDED AND RESTATED WARRANT
Warrant No. 2R    Date: January 12, 2018
QUMU CORPORATION, a Minnesota corporation (the “Company”), hereby certifies that, for value received, ESW Holdings, Inc. or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of 925,000 (subject to adjustment as provided herein) fully paid and non-assessable shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $1.96 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from time to time from and after the date set forth above (the “Issuance Date”) and through and including January 12, 2028 (the “Expiration Date”), and subject to the following terms and conditions. This Amended and Restated Warrant (this “Warrant”) is an amendment and restatement of and supersedes in its entirety effective as of February 28, 2018 that certain Warrant No. 2 dated January 12, 2018 issued by the Company to the Holder, which Warrant No. 2 is hereby cancelled. This Warrant is issued pursuant to Section 12.1.20 of that certain Term Loan Credit Agreement, dated as of January 12, 2018 (the “Credit Agreement”), by and among the Company, as borrower, the various financial institutions party thereto, as lenders, and ESW Holdings, Inc., as Administrative Agent.
1.     Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein shall have the meanings set forth below:
(a)     “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
(b)     “Change of Control” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the Issuance Date by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than fifty percent (50%) of the voting rights or equity interests in the Company; (ii) a replacement of more than fifty percent (50%) of the members of the Company’s board of directors that is not approved by those individuals who are members of the board of directors on the Issuance Date; (iii) a merger or consolidation of the Company or a sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company’s securities prior to the first such transaction continue to hold at least fifty percent (50%) of the voting rights and equity interests in the surviving entity or acquirer of such assets, as applicable; (iv) a recapitalization, reorganization or other transaction involving the Company that constitutes or could result in a transfer of more than fifty percent (50%) of the voting rights or equity interests in the Company; (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Company; or (vi) the execution by the Company or its controlling shareholders of an agreement providing for or that will result in any of the foregoing events.
(c)     “Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing bid price per share of Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if the Common Stock is then listed or quoted on the OTC Bulletin Board, the most recent closing bid price per share of Common Stock so reported; (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of a share of Common Stock, then such dispute shall be resolved in accordance with the procedures in Section 16(f).
(d)     “Commission” means the U.S. Securities and Exchange Commission.
(e)     “Effective Date” means the date that a Registration Statement or Registration Statements covering the Registrable Securities has been declared effective by the Commission.
(f)     “Eligible Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca or the NYSE MKT (or any successor to any of the foregoing).
(g)     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
(h)     “Filing Date” means, with respect to (i) the initial Registration Statement required to be filed pursuant to Section 11(a)(i) of this Warrant, the ninetieth (90th) day following the Issuance Date and (ii) any additional Registration Statement required to be filed pursuant to Section 11 of this Warrant, the ninetieth (90th) day following the date thereof.
(i)     “Holder Counsel” means Jones & Spross, PLLC.

(j)     “Losses” means any and all damages, fines, penalties, deficiencies, liabilities, claims, losses (including loss of value), judgments, awards, settlements, taxes, actions, obligations and costs and expenses in connection therewith (including, without limitation, interest, court costs and fees and expenses of attorneys, accountants and other experts, or any other expenses of litigation or other Proceedings or of any default or assessment).
(k)     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
(l)     “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition.
(m)     “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
(n)     “Registrable Securities” means the Warrant Shares (including any Warrant Shares issuable pursuant to the anti-dilution provisions hereof), together with any securities issued or issuable in exchange for the Warrant Shares or upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.
(o)     “Registration Statement” means the initial registration statement required to be filed under Section 11(a)(i) of this Warrant and any additional registration statements contemplated by Section 11 of this Warrant, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
(p)     “Required Effectiveness Date” means with respect to (i) the initial Registration Statement required pursuant to Section 11(a)(i) of this Warrant, the one hundred eightieth (180th) day following the Issuance Date and (ii) any additional Registration Statement required pursuant to Section 11 of this Warrant, the 180th day following the date thereof; provided, however, in the event the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Required Effectiveness Date as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the dates required above.
(q)     “Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(r)     “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
(s)     “Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, then any Business Day.
(t)     “Trading Market” means The NASDAQ Global Select Market or any other primary Eligible Market or national securities exchange on which the Common Stock is then listed or quoted.
(u)      “VWAP” means, on any particular Trading Day or for any particular period, the volume weighted average trading price per share of Common Stock on such Trading Day or for such particular period on the Eligible Market on which the Common Stock is then traded as reported by Bloomberg L.P., through its “Volume at Price” functions, or any successor performing similar functions, or, if the foregoing does not apply, the average of the highest Closing Price and the lowest closing ask price of the Common Stock on the OTC Bulletin Board or, if none of the foregoing applies, the average of the highest Closing Price and the lowest closing ask price of the Common Stock of any of the market makers for the Common Stock as reported in the “pink sheets” by OTC Markets Group Inc.; provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to adjustment from time to time for stock splits, stock dividends, combinations and similar events as applicable.
2.     Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
3.     Registration of Transfers. This Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof; provided, however, that the transferee shall agree in writing to be bound by the terms and subject to the conditions of this Warrant. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.
4.     Exercise and Duration of Warrants.
(a)     Subject to the limitations set forth in Section 12 hereof, this Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Issuance Date to and including the Expiration Date. At 6:30 P.M., New York City time on the Expiration

Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value; provided that, if the Current Market Price on the Expiration Date exceeds the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised, and subject to the limitations set forth in Section 12 hereof) on a “cashless exercise” basis at 6:30 P.M. New York City time on the Expiration Date. Notwithstanding anything to the contrary herein, the Expiration Date shall be extended for each day following the Effective Date that the Registration Statement is not effective.
(b)     A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares. The Holder shall deliver the original Warrant to the Company within thirty (30) days after the full exercise of this Warrant, provided, that the Holder’s failure to so deliver the original Warrant shall not affect the validity of such exercise or any of the Company’s obligations under this Warrant and the Company’s sole remedy for the Holder’s failure to deliver the original Warrant shall be to obtain an affidavit of lost warrant from the Holder.
5.     Delivery of Warrant Shares.
(a)     Subject to Section 5(c) below and the limitations set forth in Section 12, upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise or credit the Holder’s balance account with DTC for the Warrant Shares issuable upon such exercise, in either case, free of restrictive legends unless a Registration Statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date. If within three (3) Trading Days after the Exercise Date, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder, then, in addition to the rights set forth in Section 5(c) below and the right to obtain specific performance, the Company shall pay in cash to the Holder on each day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to the lesser of (x) one percent (1%) of the product of (A) the aggregate number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Holder without violating Section 5(a) and (y) the maximum amount under applicable law.
(b)     Subject to Section 5(c) below and the limitations set forth in Section 12 hereof, this Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.
(c)     In addition to any other rights available to a Holder, if the Company fails to deliver or cause to be delivered to the Holder a certificate representing Warrant Shares by the third (3rd) Trading Day after the date on which delivery of such certificate is required by this Warrant, and if after such third (3rd) Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, at the option of the Holder (in its sole discretion), either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.
(d)     The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof (including, but not limited to the proper exercise of this Warrant) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares (other than such limitations contemplated by this Warrant). Nothing herein shall limit the Holder’s right to pursue a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
(e)     Each certificate for Warrant Shares shall bear a restrictive legend only if (i) there is not then an effective Registration Statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder and (ii) the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144; provided, that, no such restrictive legend shall be required if, in the opinion of counsel for the Holder (which opinion shall be reasonably satisfactory to counsel for the Company) or the Company, the securities represented thereby are not, at such time, required by law to bear such legend.

6.     Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof.
7.     Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures as the Company may prescribe.
8.     Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation by the Company of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.
9.     Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.
(a)     Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, then upon exercise of this Warrant, for each Warrant Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Warrant Shares as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Common Stock by reclassification or otherwise into a greater number of shares, the number of Warrant Shares purchasable hereunder shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the outstanding shares of the Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased.

(b)     Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) cash or any other asset (in each case, “Distributed Property”), then the Holder shall have the right thereafter to receive, upon the earlier to occur of (x) exercise of this Warrant, (y) consummation of any Fundamental Transaction or (z) the occurrence of an Event of Default (as defined in the Credit Agreement), the same amount and kind of Distributed Property as it would have been entitled to receive if it had been, on the record date of such distribution, the holder of the number of Warrant Shares issuable upon such exercise, and the Company shall segregate and set aside such Distributed Property so it is, at all times, available to be issued to the Holder when and if it exercises this Warrant; provided, further, if any Distributed Property consists of any securities, the Holder shall have the right to sell such securities so long as any proceeds received by the Holder are segregated and set aside with the Company for delivery to the Holder upon the earlier to occur of (x), (y) or (z) of this Section 9(b).
(c)     Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of at least 50% of the Common Stock (excluding any shares held by the Person(s) making such tender or exchange offer) tender or exchange their shares for other securities, cash or property, (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above), or (v) there is a Change of Control (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon such exercise of this Warrant (the “Alternate Consideration”). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant. The Company shall notify the Holder, in writing, of such Fundamental Transaction at least five (5) days prior to the closing of such Fundamental Transaction (the “Fundamental Transaction Notice”), which written notice shall describe the economic terms of the Fundamental Transaction (including the Alternate Consideration issuable upon exercise of this Warrant). The Holder’s right to exercise this Warrant, in connection with a Fundamental Transaction, shall expire if this Warrant is not exercised before the later to occur of (y) the end of the fifth (5th) day following the Holder’s receipt of the Fundamental Transaction Notice and (z) the closing of such Fundamental Transaction. In connection with any exercise of this Warrant, the Holder shall also receive any Distributed Property in accordance with Section 9(b) above.

Notwithstanding the foregoing paragraph or anything contained herein to the contrary, at the request of the Holder delivered on or before the later to occur of (y) the end of the fifth (5th) day following Holder’s receipt of the Fundamental Transaction Notice and (z) the closing of the Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Warrant from the Holder for a purchase price, payable in cash within five (5) Trading Days after such request, equal to the sum of (1) the greater of (A) the Original Issuance Value (as such term is defined in Exhibit A) in respect of the remaining unexercised portion of this Warrant and (B) the Black-Scholes value of the remaining unexercised portion of this Warrant through the date of consummation of the Fundamental Transaction, without regard to any limitations on the exercise hereof (including any prior decrease in the number of Warrant Shares exercisable under this Warrant pursuant to Section 9(e) or the inability of the Holder to exercise the Warrant following a Fundamental Transaction) and as determined in accordance with Exhibit A attached hereto and (2) any Distributed Property in accordance with Section 9(b) above.
(d)     Subsequent Equity Sales.
(i)    If, at any time while this Warrant is outstanding, the Company issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock (such rights, warrants, options or other securities collectively, “Derivative Securities”) at any time or otherwise entitling any Person to acquire shares of Common Stock or Derivative Securities (collectively, “Common Stock Equivalents”) without consideration or for consideration per share (the “Effective Price”) less than the Exercise Price (as adjusted hereunder to such date) (each such issuance, a “Dilutive Issuance”), then the Exercise Price shall be reduced to a price per share equal to the quotient obtained by dividing (A) the sum of (1) the product obtained by multiplying the Common Stock Deemed Outstanding immediately prior to the Dilutive Issuance by the Exercise Price then in effect plus (2) the aggregate consideration, if any, received by the Company upon such Dilutive Issuance; by (B)  the sum of (1) the Common Stock Deemed Outstanding immediately prior to the Dilutive Issuance plus (2) the Deemed Number. For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) upon conversion, exercise or exchange of the Common Stock Equivalents issued or sold in the Dilutive Issuance (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock Equivalents shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Exercise Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents. “Common Stock Deemed Outstanding” means the sum of (a) the number of shares of Common Stock actually outstanding at such time, (b) the number of shares of Common Stock reserved for issuance upon exercise of Common Stock Equivalents issued by the Company under any Approved Plans, (c) the number of shares of Common Stock issuable upon exercise of that certain

Warrant No. 1 dated October 21, 2016 issued by the Company to HCP-FVD, LLC and (d) the number of shares of Common Stock issuable upon exercise of this Warrant.
(ii)    If, at any time while this Warrant is outstanding, the Company directly or indirectly issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security”), then for purposes of applying the preceding paragraph in connection with any subsequent exercise, the Effective Price will be determined separately on each Exercise Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Exercise Date (regardless of whether any such holder actually acquires any shares on such date).
(iii)    If the terms of any Common Stock Equivalents, the issuance of which resulted in an adjustment to the Exercise Price this paragraph (d) are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Common Stock Equivalent to provide for either (A) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of such Common Stock Equivalents or (B) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Exercise Price computed upon the original issue of such Common Stock Equivalent shall be readjusted to such Exercise Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Common Stock Equivalent (not to exceed the Exercise Price then existing immediately prior to such Dilutive Issuance as adjusted for any subsequent Dilutive Issuances prior to the readjustment date).
(iv)    Notwithstanding the foregoing, no adjustment will be made under this paragraph (d) in respect of any Excluded Issuances.
(v)    “Excluded Issuances” means any issuance or sale of: (A) shares of Common Stock issued or issuable upon the exercise of this Warrant; (B) shares of Common Stock issued or issuable in connection with awards under the Company’s Second Amended and Restated 2007 Stock Incentive Plan or any other compensatory or incentive plan or arrangement approved by the Company’s shareholders (the “Approved Plans”); or (C) shares of Common Stock or Common Stock Equivalents issued after obtaining the prior written consent of Holder pursuant to which Holder agrees that such proposed issuance of shares of Common Stock or Common Stock Equivalents constitutes an Excluded Issuance, which agreement shall, subject to clauses (d)(ii) and (d)(iii) of this Section, cover the shares of Common Stock issued upon exercise, conversion or exchange of the Common Stock Equivalents (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number).
(e)     Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a), (b) or (d) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment; provided that, in the case of an adjustment to the Exercise Price pursuant to paragraph (d) of this Section, the number of Warrant Shares shall not be increased pursuant to this paragraph (e) in excess of 1,878,049 (subject to adjustment as provided herein simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a) or (b) of this Section). The limitations contained in this paragraph (e) shall apply to a successor Holder of this Warrant.
(f)     Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.
(g)     Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.
(h)     Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for a Fundamental Transaction, or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least twenty (20) calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.
10.     Payment of Exercise Price. The Holder, at its election, may either pay the Exercise Price in immediately available funds, or satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]
where:
X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the Current Market Price (as of the date of such calculation) of one share of Common Stock.

B = the Exercise Price (as adjusted to the date of such calculation).

For purposes of this Warrant, the “Current Market Price” of one share of the Company’s Common Stock as of a particular date shall be determined as follows: (a) if traded on a national securities exchange (including the Nasdaq Stock Market), the Current Market Price shall be deemed to be the arithmetic average of the VWAPs for the five (5) consecutive Trading Days immediately preceding the applicable date; (b) if traded over-the-counter but not on the Nasdaq Stock Market, the Current Market Price shall be deemed to be the average of the closing bid and asked prices as of five (5) Business Days immediately prior to the date of exercise indicated in the Notice of Exercise; and (c) if there is no active public market, the Current Market Price shall be the fair market value of the Common Stock as of the date of exercise, as determined by the mutual agreement of the Company and the Holder (and, if the Company and the Holder are unable to agree upon the Current Market Price for purposes of clause (c), then such dispute shall be resolved in accordance with the procedures in Section 16(f)).
For purposes of Rule 144 (as in effect on the Issuance Date), it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Issuance Date.
11.     Registration Rights.
(a)     Resale Registration.
(i)    As promptly as reasonably possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. If for any reason the Commission does not permit all of the Registrable Securities to be included in such Registration Statement, then the Company shall not be obligated to include such Registrable Securities in such Registration Statement but the Company shall prepare and file with the Commission a separate Registration Statement with respect to any such Registrable Securities not included with the initial Registration Statement, as expeditiously as reasonably possible, but in no event later than the date which is thirty (30) days after the date on which the Commission shall indicate as being the first date such filing may be made. The Registration Statement shall be on Form S-3 and shall contain (except if otherwise directed by the Holder) the “Plan of Distribution”, substantially as attached hereto as Exhibit B. In the event the Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form in accordance herewith as the Holder may consent and (ii) attempt to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.
(ii)    The Company shall use reasonable best efforts to cause the Registration Statement to be declared effective by the Commission as promptly as reasonable possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earliest of (i) the fifth (5th) anniversary of the Effective Date, (ii) such time as all of the Registrable Securities may be sold to the public pursuant to Rule 144 without any volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1), or (iii) such time as all Registrable Securities covered by such Registration Statement have been sold publicly (the “Effectiveness Period”).
(iii)    The Company shall notify the Holder in writing promptly (and in any event within one business day) after receiving notification from the Commission that the Registration Statement has been declared effective.
(iv)    The Company shall not, prior to the Effective Date of the Registration Statement, prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than a Registration Statement on Form S-8).
(v)    If the Company issues to the Holder any Common Stock pursuant to the Warrant that is not included in the initial Registration Statement, then the Company shall file an additional Registration Statement covering such number of shares of Common Stock on or prior to the Filing Date and shall use reasonable best efforts to cause such additional Registration Statement to become effective by the Commission by the Required Effectiveness Date.
(b)     Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:
(i)    Not less than four (4) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (other than any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish to the Holder and Holder Counsel copies of all such documents proposed to be filed and shall reasonably consider any comments thereto from the Holder and Holder Counsel. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which Holder shall reasonably object.

(ii)    (w) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (x) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (y) respond reasonably promptly, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holder true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; provided, however, the Company will not be required to provide copies of any correspondence that would result in the disclosure to the Holder of material and non-public information concerning the Company unless the Holder has executed a confidentiality agreement with the Company; and (z) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holder thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.
(iii)    Notify the Holder and Holder Counsel as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than one Trading Day thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a “review” of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to the Holder a copy of such comments and of all written responses thereto; provided, however, the Company will not be required to provide copies of any responses that would result in the disclosure to the Holder of material and non-public information concerning the Company unless the Holder has executed a confidentiality agreement with the Company); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included or incorporated by reference in any Registration Statement become ineligible for inclusion or incorporation therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)    Use reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.
(v)    Furnish or make available to the Holder and Holder Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by the Holder or Holder Counsel), and such other documents, as the Holder or Holder Counsel may reasonably request, promptly after the filing of such documents with the Commission.
(vi)    Promptly deliver to the Holder and Holder Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. Subject to Section 11(e), the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.
(vii)    (i) Prepare and timely file with each Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) use reasonable best efforts to cause such Registrable Securities to be approved for listing on each Trading Market as soon as practicable thereafter; (iii) provide to the Holder evidence of such listing; and (iv) use reasonable best efforts to maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.
(viii)    Prior to any public offering of Registrable Securities, use reasonable best efforts to register or qualify or cooperate with the Holder and Holder Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement.
(ix)    Cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Warrant, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Holder may request.
(x)    Upon the occurrence of any event described in clause (vii) of Section 11(b)(iii) of this Warrant, as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)     Registration Expenses. The Company shall pay (or reimburse the Holder for) all fees and expenses incident to the performance of or compliance with this Section 11 by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Holder), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and the reasonable fees and disbursements of any counsel selected by Holder, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Section 11, and (f) all listing fees to be paid by the Company to the Trading Market. Discounts, concessions, commissions and similar selling expenses, if any, payable to an underwriter and specifically attributable to the sale of Registrable Securities by the Holder will be borne by the Holder.
(d)     Indemnification.
(i)    Indemnification by the Company. The Company shall indemnify and hold harmless the Holder, the officers, directors, employees and partners of the Holder, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Holder and the officers, directors, employees and partners of each such controlling person, each underwriter (including any Holder that is deemed to be an underwriter pursuant to any SEC comments or policies), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Holder furnished in writing to the Company by the Holder expressly for use therein, or to the extent that such information relates to the Holder or the Holder’s proposed method of distribution of Registrable Securities contained in Exhibit B or was reviewed and expressly approved in writing by the Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in clauses (v)-(vii) of Section 11(b)(iii) of this Warrant, the use by the Holder of an outdated or defective Prospectus after the

Company has notified the Holder in writing that the Prospectus is outdated or defective and prior to the receipt by the Holder of the Advice contemplated in Section 11(e) of this Warrant.
(ii)    Indemnification by the Holder. The Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that (i) such untrue statement or omission is based solely upon information regarding the Holder furnished in writing to the Company by the Holder expressly for use in such Registration Statement or Prospectus, or to the extent that such information relates to the Holder or the Holder’s proposed method of distribution of Registrable Securities contained in Exhibit B or such other method of distribution that was reviewed and expressly approved in writing by the Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in clauses (v)-(vii) of Section 11(b)(iii) of this Warrant, the use by the Holder of an outdated or defective Prospectus after the Company has notified the Holder in writing that the Prospectus is outdated or defective and prior to the receipt by the Holder of the Advice contemplated in Section 11(e) of this Warrant. In no event shall the liability of the Holder hereunder be greater in amount than the dollar amount of the net proceeds (after accounting for any exercise price paid in cash by Holder for such Registrable Securities) received by the Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation, except in the case of fraud or willful misconduct by the Holder.
(iii)    Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Section 11, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have actually and materially prejudiced the Indemnifying Party.
An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding or to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party (provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
(iv)    Contribution. If a claim for indemnification under Section 11(d)(i) or (ii) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 11(d)(iii), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11(d)(iv) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11(d)(iv), the Holder shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
The indemnity and contribution agreements contained in this Section 11 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
(e)     Dispositions. The Holder agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. The Holder further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (v)-(vii) of Section 11(b)(iii), the Holder will discontinue disposition of such Registrable Securities under the Registration Statement until the Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 11(b)(x), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.
(f)     No Piggyback on Registrations. Except with the prior written consent of the Holder or as permitted by Section 11(g) below, neither the Company nor any of its security holders may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not (i) during the Effectiveness Period enter into any agreement providing any such right to any of its security holders to be included in the Registration Statement for the Registrable Securities or (ii) prior to the effective date of the initial Registration Statement required pursuant to Section 11(a)(i) of this Warrant, register securities of the Company for the account of any third party.
(g)     Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Holder written notice of such determination and if, within fifteen (15) days after receipt of such notice, the Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities the Holder requests to be registered, subject to customary underwriter cutbacks applied on a pro rata basis to all holders of registration rights.

12.     Limitation on Exercise. The number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 16 of the Exchange Act, does not exceed 9.999% (or such lower percentage if Section 16 of the Exchange Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 9.999%) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise of this Warrant) (the “Threshold Percentage”). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the provisions of this Section, the Holder shall have the right at any time and from time to time, to waive the provisions of this Section insofar as they relate to the Threshold Percentage or to increase its Threshold Percentage by written instrument delivered to the Company, but any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company.
13.     Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share or right to purchase the nearest whole share, as the case may be.

14.     Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by a nationally recognized overnight courier service specifying next Business Day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a party for such notices or communications shall be as set forth in the Credit Agreement, unless changed by such party by two (2) Trading Days’ prior notice to the other party in accordance with this Section 14; provided, however, notices or other communications or deliveries hereunder to Holder Counsel shall be directed to the following address and facsimile number: Jones & Spross, PLLC; ATTN: Lance Jones; 1605 Lakecliff Hills Lane, Suite 100, Austin, Texas 78732; facsimile: 512-287-4886.
15.     Extension of Expiration Date. At the option of the Holder, the Expiration Date may be extended for the number of Trading Days during any period occurring after the Required Effectiveness Date in which (i) trading in the Common Stock is suspended by any Trading Market, (ii) the Registration Statement is not effective, or (iii) the prospectus included in the Registration Statement may not be used by the Holder for the resale of Registrable Securities thereunder.

16.     Miscellaneous.
(a)     The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Subject to the restrictions on transfer set forth on the first page hereof and in Section 3, this Warrant may be assigned by the Holder; provided that in no event shall the registration rights be separately assigned from the purchase rights evidenced by this Warrant. This Warrant may not be assigned by the Company except with the prior written consent of the Holder. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence and except as otherwise provide in Section 11, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant constitutes the entire agreement of the parties with respect to the subject matter hereof. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns. The restrictions set forth in Section 12 hereof may not be amended or waived.
(b)     The Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise and (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.
(c)     GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR MATTERS GOVERNED BY CORPORATE LAW IN THE STATE OF MINNESOTA). EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO (I) LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR (II) LIMIT ANY PROVISION OF SECTION 16(f). THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.
(d)     The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)     In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.
(f)
(i)    In the case of a dispute relating to the Exercise Price, the Closing Price, the Current Market Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, Closing Price, Current Market Price or fair market value or arithmetic calculation of the Warrant Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.
(ii)    The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with this Section 16(f) and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).
(iii)    The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute

Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Warrant to be duly executed by its authorized officer as of the date indicated above.

QUMU CORPORATION

By: /s/ David G. Ristow
Name: David G. Ristow
Title: Chief Financial Officer
ACCEPTED AND AGREED:

ESW HOLDINGS, INC.

By: /s/ Andrew S. Price
Name: Andrew S. Price
Title: Chief Financial Officer

FORM OF EXERCISE NOTICE
(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)
To: QUMU CORPORATION
The undersigned is the Holder of Amended and Restated Warrant No. 2R (the “Warrant”) issued by QUMU CORPORATION, a Minnesota corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

3.	The Holder intends that payment of the Exercise Price shall be made as (check one):
____    “Cash Exercise” under Section 10
____    “Cashless Exercise” under Section 10

4.	If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

5.	Pursuant to this exercise, the Company shall deliver to the Holder _______________ Warrant Shares in accordance with the terms of the Warrant.

6.	Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Exercise Notice to be duly executed as of the date indicated below.

Dated: ,	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT
[To be completed and signed only upon transfer of Warrant]
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of QUMU CORPORATION to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of QUMU CORPORATION with full power of substitution in the premises.

Dated: ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

EXHIBIT A

The “Original Issuance Value” shall mean $1,936,535.

For purposes of clause (B) of Section 9(c) of this Warrant, the “Black Scholes value” of the remaining unexercised portion of this Warrant through the date of consummation of the Fundamental Transaction shall be determined using the Black Scholes Option Pricing Model (e.g., the “OV” function on Bloomberg Financial Markets (“Bloomberg”)) and (i) a price per share of Common Stock equal to the greater of (x) the arithmetic average of the VWAP of the Common Stock for each of the five (5) consecutive Trading Days immediately preceding the public announcement of the applicable Fundamental Transaction, (y) the arithmetic average of the VWAP of the Common Stock for each of the five (5) consecutive Trading Days immediately preceding the date of consummation of the applicable Fundamental Transaction and (z) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the per share value of the non-cash or contingent consideration being offered in the applicable Fundamental Transaction (if any), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the greater of 100% and the 100 day volatility (e.g., the HVT function on Bloomberg) determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction. The Holder shall have the right to verify the Black Scholes value and ensure that the Black Scholes Pricing Model and the value of the underlying inputs (volatility, risk free rate, conversion price, price per share, etc.) are materially similar to those generated by Bloomberg.

EXHIBIT B

Plan of Distribution
The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-	an exchange distribution in accordance with the rules of the applicable exchange;

-	privately negotiated transactions;

-	short sales;

-	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

-	a combination of any such methods of sale; and

-	any other method permitted by applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-

dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling stockholders to keep the registration statement of which this Prospectus constitutes a part effective until the earlier of (i) the fifth anniversary of the effective date of such registration statement, (ii) such time as all of the shares of common stock covered by the registration statement have been sold publicly or (iii) such time as all of the shares of common stock covered by the registration statement may be sold by the selling stockholders pursuant to Rule 144 without volume limitations and without the requirement that there be adequate current public information with regards to us.